UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 18, 2003

ROHN Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8009	36-3060977
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6718 West Plank Road Peoria, Illinois		61604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (309) 697-4400

Item 5.    Other Events.

         On July 18, 2003, ROHN Industries, Inc. (the “Registrant”) announced that the Nasdaq Listing Qualifications Panel (the “Panel”) has advised the Company that the securities of the Company will be delisted from the Nasdaq Stock Market with the opening of business on Monday, July 21, 2003 due to the fact that the Company is unable to meet the minimum bid price requirement as set forth in Marketplace Rule 4310(c)(4). Attached hereto as Exhibit 99.1 and incorporated herein by reference, is the press release issued by the Registrant announcing this information.

Item 7.    Financial Statements and Exhibits.

        (a)        Not applicable.

        (b)        Not applicable.

        (c)        Exhibits

                  99.1         Press release dated July 18, 2003.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2003	ROHN INDUSTRIES, INC. By: /s/ John W. Castle John W. Castle Chief Financial Officer